Exhibit 32.1
Section 1350 Certification of Chief Executive Officer
In connection with the Annual Report on Form 10-K of HF Foods Group Inc. (the “Company”) for the annual period ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Xiao Mou Zhang, Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Xiao Mou Zhang
Xiao Mou Zhang
Chief Executive Officer
January 31, 2023